ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement"), is entered into on ~~June 15~~ June 27th, 2018, by and between Greenhaus Analytical Labs, LLC, an Oregon limited liability company ("Buyer"), on the one hand, and MRX Labs LLC, an Oregon limited liability company ("Seller"), on the other hand. Buyer and Seller are collectively referred to as the "Parties," and individually as a "Party."

RECITALS

A. Seller is in the business of testing medical and retail marijuana pursuant to the Marijuana Code;

B. Seller owns and operates a medical and retail marijuana testing facility at its Premises; and

C. Buyer desires to purchase the Business from Seller, and Seller desires to sell the Business to Buyer.

NOW, THEREFORE, the Parties agree as follows:

TERMS

ARTICLE I
DEFINITIONS AND CONSTRUCTION

1.1 Definitions. Capitalized terms used herein have the meanings set forth below unless defined elsewhere in this Agreement.

"Affiliate" means any Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of the Person whether through ownership of voting securities or ownership interests, by contract or otherwise, and specifically with respect to a corporation, partnership or limited liability company, means direct or indirect ownership of at least 50% of the voting securities in the corporation or of the voting interest in a partnership or limited liability company.

"Application Fees" means all fees payable to Governmental Authorities associated with the applications for Change of Ownership.

"Assets" means all of the following assets of Seller used in or relating to the Business (i) furniture, (ii) fixtures, (iii) client and vender Contracts, (iv) inventory, (v) goodwill, (vi) ownership rights to any copyrightable works, including all related copyright registrations, (vii) know-how or other trade secrets, whether or not reduced to practice, (viii) licenses, options to license and other contractual rights to use intellectual property, (ix) computer and electronic data processing programs and software programs (including source codes and object codes) and related documentation, existing research projects, computer software presently under development, and all software concepts owned and all proprietary information, processes,

formulae and algorithms, used in the ownership, marketing, development, maintenance, support and delivery of such software, (x) equipment, (xi) customer lists, (xii) "know-how " and proprietary information and trade secrets relating to the Seller's Business operations, (xiii) manufacturers' warranties (including pending warranty claims) and manuals relating to the purchased Assets (xiv) trade accounts receivable, all notes receivable and other rights to receive payments arising out of sales occurring in the conduct of the Seller and the security agreements related thereto, including any rights of any of Seller or its Affiliates with respect to any third-party collection proceedings or any other actions or proceedings that have been commenced in connection therewith, (xv) leases for the Premises, (xvi) the assets specifically listed in Exhibit A, and (xvii) Seller's books and records relating to the foregoing. The term "Assets" shall not include (i) the Licenses, (ii) books and records of the Seller that do not relate to the foregoing Assets, (iii) all intangible and tangible property not specifically listed as Assets in this Agreement or its Exhibits, or (iv) the tradename "MRX Labs;" provided, Seller hereby grants Buyer at Closing an irrevocable license to use such tradename for a period of six months following Closing.

"Business" means Seller's medical and retail marijuana testing facility business located at the Premises.

"Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Oregon are authorized or obligated to close.

"Charter Documents" means with respect to any Person, the articles or certificate of incorporation, formation or organization and by-laws, the limited partnership agreement, the partnership agreement or the limited liability company agreement, or such other organizational documents of the Person, including those that are required to be registered or kept in the place of incorporation, organization or formation of the Person and which establish the legal personality of the Person.

"City" means the City of Tigard, Oregon.

"Claim" means any demand, claim, action, investigation, Proceeding (whether at law or in equity), or arbitration.

"Contract" means any legally binding written contract, lease, license, evidence of indebtedness, mortgage, indenture, purchase order, binding bid, letter of credit, security agreement or other written and legally binding arrangement.

"Governmental Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision or similar governing entity.

"Interim Period" means the time period from the date of this Agreement through and including the Closing.

"Knowledge" when used in a particular representation or warranty in this Agreement, means the actual knowledge of a Party, without inquiry.

"Laws" means all laws, statutes, rules, regulations, ordinances, and other pronouncements having the effect of law of any Governmental Authority, except for any United States federal law, rule or regulation related to marijuana which this Agreement may violate.

"Licenses" means all of Seller's local, city and state licenses to operate its testing facility at the Premises.

"Lien" means any mortgage, pledge, assessment, security interest, lien or other similar encumbrance.

"Loss" means any and all judgments, losses, liabilities, amounts paid in settlement, damages, fines, penalties, deficiencies, losses and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other Proceedings or of any claim, default or assessment), but only to the extent the losses (a) are not reasonably expected to be covered by a payment from some third party or by insurance or otherwise recoverable from third parties, and (b) are net of any associated benefits arising in connection with the loss, including any associated Tax benefits.

"Marijuana Code" means Chapter 475B of Oregon Revised Statutes, and regulations and ordinances promulgated thereunder by the OLCC and the City.

"Material Adverse Effect" means any occurrence, condition, change, development, event or effect that materially adversely affects the Business, the Assets, properties, financial condition or results of operations on Seller, taken as a whole.

"OLCC" means the Oregon Liquor Control Commission.

"Permits" means all licenses (including the Licenses), permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted by a Governmental Authority related to the transactions contemplated by this Agreement.

"Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental Authority.

"Premises" means the location at which Seller operates its Business at 14775 SW 74th Avenue, Tigard, Oregon 97224-7995.

"Proceeding" means any complaint, lawsuit, action, suit, claim (including claim of a violation of Law) or other proceeding at Law or in equity or order or ruling, in each case by or before any Governmental Authority or arbitral tribunal.

"Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, ad valorem, sales, use, employment, social security, disability, occupation, property, severance, value added, goods and services, documentary, stamp duty, transfer, conveyance, capital stock, excise, withholding or other taxes imposed by or on behalf of any Governmental Authority, including any interest, penalty or addition thereto.

"Tax Return" means any declaration, report, statement, form, return or other document or information required to be supplied to a Governmental Authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Termination Date" means July 15, 2018.

"Territory" means California, Oregon, Massachusetts, Colorado, and Florida.

2.1 Rules of Construction.

(a) All article, section, subsection, schedules and exhibit references used in this Agreement are to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified. The exhibits and schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it has a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender include the feminine and neutral genders and vice versa. The words "includes" or "including" means "including without limitation," the words "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not any particular section or article in which the words appear. Any reference to a Law includes any rules and regulations promulgated thereunder. Currency amounts referenced herein are in U.S. Dollars.

(c) Time is of the essence in this Agreement. Whenever this Agreement refers to a number of days, the number refers to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then the action may be validly taken on or by the next day that is a Business Day.

(d) Each Party and its respective attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement, and any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

ARTICLE II
PURCHASE OF BUSINESS, CLOSING, AND PAYMENT

II.1. Purchase of the Assets. At the Closing (as defined below), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Assets. The Buyer will not assume and will not be liable for any liabilities of the Seller, known or unknown, contingent or absolute, accrued or other, and the Assets will be free of all liabilities, obligations, Liens, and encumbrances.

II.2. Purchase Price. The purchase price for the Assets is $1,500,000.00 (the "Purchase Price"), payable as follows:

(a) At the Closing, Buyer shall pay Seller $750,000.00 via cashier's check or wire transfer; and

(b) At the Closing, Buyer shall execute a Promissory Note to Buyer in the principal amount of $750,000 in the form attached hereto as Exhibit B (the "Note").

II.3. Allocation of the Purchase Price. The Purchase Price will be allocated between the Assets as agreed between Buyer and Seller, and the Buyer and the Seller will be bound by that allocation in reporting the transactions contemplated by this Agreement to any governmental authority (including without limitation the Internal Revenue Service).

II.4. Closing. Closing on the sale and purchase of the Assets (the "Closing") will occur no later than two (2) Business Days after the conditions in Articles 6 and 7 of this Agreement have been satisfied ("Closing Date"). The Closing will occur electronically no later than 5:00pm PST on the Closing Date, unless the Parties agree that the Closing will occur at a specific location.

II.5. Documents Deliverable at Closing.

(a) At the Closing, Seller shall provide Buyer the following executed documents (the "Seller Deliverables"):

(i) a Seller's Officer's Certificate in the form attached hereto as Exhibit C;

(ii) a Bill of Sale in the form attached hereto as Exhibit D;

(iii) assignments of all Contracts purchased by Buyer, including the lease for the Premise, to Buyer;

(iv) all customer lists and contact information; and

(v) all documentation relating to the purchase, maintenance or warranty of the Assets.

(b) At the Closing, Buyer shall provide Seller the following executed documents (the "Buyer Deliverables"):

(i) a Buyer's Officer's Certificate in the form attached hereto as Exhibit E; and

(ii) the Note.

ARTICLE III
SELLER'S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer as follows:

III.1. Seller's Organization. Seller is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Oregon and has all requisite limited liability company power and authority to conduct its business as it is now being conducted.

III.2. Authority. Seller has all requisite power and authority to execute and deliver this Agreement and the other instruments to be delivered by Seller at the Closing, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, subject to approvals required by the Marijuana Code. The execution and delivery by Seller of this Agreement and the other instruments to be delivered by Seller at the Closing, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action. This Agreement has been, and the instruments to be delivered by Seller at the Closing will at the Closing be, duly and validly executed and delivered by Seller and constitute (or, in the case of instruments to be delivered by Seller at the Closing, will at the Closing constitute) the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.

III.3. No Conflicts; Consents and Approvals. The execution and delivery by Seller of this Agreement do not, and the performance by Seller of its obligations under this Agreement do not:

(a) violate or result in a breach of Seller's Charter Documents.

(b) violate or result in a default under any material Contract to which Seller is a party, except for any violation or default that would not be expected to result in a material adverse effect on Seller's ability to perform its obligations hereunder.

(c) (i) violate or result in a breach of any Law applicable to Seller, except for the violations or breaches that would not result in a material adverse effect on Seller's ability to perform its obligations hereunder, or (ii) require any consent or approval of any Governmental Authority (other than the OLCC and the City) and under any Law applicable to Seller, other than in each case any consent or approval which, if not made or obtained, would not reasonably be expected to result in a material adverse effect on the ability of Seller to perform its obligations hereunder.

III.4. Proceedings. There is no Proceeding pending or, to Seller's knowledge, threatened against Seller before or by any Governmental Authority, which seeks a writ, judgment, order or decree restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement; provided, however, that this Section 3.4 does not address matters relating to Taxes, which are exclusively addressed by Section 3.7.

III.5. Brokers. Seller does not have any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

III.6. Compliance with Laws. Seller is in compliance with all Laws and orders applicable to it, provided, however, that this Section 3.7 does not address matters relating to Taxes, which are exclusively addressed by Section 3.7, or matters relating to Permits, which are exclusively addressed by Section 3.8.

III.7. Taxes. (a) All Tax Returns that are required to have been filed by Seller have been duly and timely filed, (b) all Taxes that are required to have been paid by Seller have been duly and timely paid in full, (c) all withholding Tax requirements imposed on Seller have been satisfied in full in all respects, (d) Seller does not have in force any waiver of any statute of limitations with respect to Taxes or any extension of time with respect to a Tax assessment or deficiency, and (e) there are no pending or active audits or Proceedings involving unpaid Taxes of Seller.

III.8. Permits. Seller possesses all Permits that are required for the ownership and operation of Seller's Business in the manner in which it is currently owned and operated. All Permits described in this Section 3.8 are in full force and effect, and Seller is in compliance with each such Permit.

III.9. Good and Marketable Title. Seller has good and marketable title to the Assets, with the absolute right to sell, assign and transfer the same to Purchaser free and clear of all liens, pledges, security interests or encumbrances without any breach of any agreement to which it is a party.

III.10. Accuracy of Representations and Warranties. None of the representations or warranties of the Seller contain or will at Closing contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading.

III.11. No Liens. There are no Liens or encumbrances against the Assets.

3.12. Contracts. The Seller has delivered a copy of each Contract to the Buyer. The Seller is not in default under any Contract, nor, to the Seller's best knowledge, does there exist any event that, with notice or the passage of time or both, would constitute a default or event of default by the Seller under any Contract. Each of the Contracts is valid, binding, and enforceable by the Seller in accordance with its terms and is in full force and effect. There is no pending or threatened proceeding that would interfere with the quiet enjoyment of any leasehold of which the Seller is the lessee or sublessee. All other parties to the Contracts have consented or, before the Closing, will have consented (when such consent is necessary) to the consummation of the transaction contemplated by this Agreement without requiring modification of the Seller's rights or obligations under any Contract. The Seller is not aware of any default by any other party to any Contract or of any event that (whether with or

without notice, lapse of time, or both) would constitute a default by any other party with respect to obligations of that party under any Contract, and, to the knowledge of the Seller, there are no facts that exist indicating that any of the Contracts may be totally or partially terminated or suspended by the other parties. To the Seller's knowledge, no Contract will result in any loss to the Seller on the performance thereof (including any liability for penalties or damages, whether liquidated, direct, indirect, incidental, or consequential).

3.13. Litigation. No action, suit, proceeding, order, investigation, or claim is pending or, to the best of the Seller's knowledge, threatened against the Seller or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Seller is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Seller's knowledge, any governmental investigations or inquiries; and, to the best knowledge of the Seller, no basis exists for any of the foregoing.

3.14. Undisclosed Liabilities. The Seller does not have any liability or obligation (whether absolute, accrued, contingent, or other, and whether due or to become due) that is not accrued, reserved against, or disclosed to Buyer in writing, other than liabilities incurred in the ordinary course of business consistent with past practice or that individually or in the aggregate will not have a Material Adverse Effect

(collectively, "Seller's Representations and Warranties").

ARTICLE IV
BUYER'S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to Seller as follows:

IV.1. Authorization of Transaction. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

IV.2. No Conflicts; Consents and Approvals. The execution and delivery by Buyer of this Agreement does not, and the performance by Buyer of its obligations under this Agreement does not:

(a) violate or result in a breach of Buyer's Charter Documents.

(b) violate or result in a default under any material contract to which Buyer is a party, except for any violation or default that would not be expected to result in a material adverse effect on Buyer's ability to perform its obligations hereunder.

(c) (i) violate or result in a breach of any Law applicable to Buyer, except for the violations or breaches that would not result in a material adverse effect on Buyer's ability to perform its obligations hereunder, or (ii) require any consent or approval of any Governmental Authority (other than the OLCC and the City) and under any Law

applicable to Buyer, other than in each case any consent or approval which, if not made or obtained, would not reasonably be expected to result in a material adverse effect on Buyer's ability to perform its obligations hereunder.

IV.3. Proceedings. There is no Proceeding pending or, to Buyer's actual knowledge, threatened against Buyer before or by any Governmental Authority, which seeks a writ, judgment, order or decree restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement.

(collectively, "Buyer's Representations and Warranties")

ARTICLE V
COVENANTS

V.1. Regulatory and Other Approvals. Between the Effective Date and the Closing (the "Interim Period"):

(a) Each Party shall use commercially reasonable efforts to obtain as promptly as practicable all material consents and approvals that any Party is required to obtain in order to consummate the transactions contemplated hereby.

(b) Each Party shall (i) make or cause to be made the filings required of such Party under any Laws applicable to it with respect to the transactions contemplated by this Agreement as promptly as is reasonably practicable; (ii) cooperate with the other Party and furnish the information that is necessary in connection with such other Party's filings; (iii) use commercially reasonable efforts to cause the expiration of the notice or waiting periods under any Laws applicable to it with respect to the consummation of the transactions contemplated by this Agreement as promptly as is reasonably practicable; (iv) promptly inform the other Party of any communication from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of the filings; (v) reasonably consult and cooperate with the other Party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and opinions made or submitted by or on behalf of any Party in connection with all meetings, actions or other proceedings with Governmental Authorities relating to the filings; (vi) comply, as promptly as is reasonably practicable, with any requests received by the Party under any Laws for additional information, documents or other materials with respect to the filings; (vii) use commercially reasonable efforts to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement; and (viii) use commercially reasonable efforts to contest and resist any action or other proceeding instituted (or threatened in writing to be instituted) by any Governmental Authority challenging the transactions contemplated by this Agreement as violative of any Law. If a Party intends to participate in any meeting with any Governmental Authority with respect to the filings and if permitted by, or acceptable to, the applicable Governmental Authorities, it shall exercise its commercially reasonable efforts to give the other Party reasonable prior notice of, and an opportunity to participate in, the meeting.

(c) In connection with any such filings, the Parties shall cooperate in good faith with Governmental Authorities and with one another and undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement.

(d) Each Party shall provide prompt notification to the other when it becomes aware that any such consent or approval referred to in this Section 5.1 is obtained, taken, made, given or denied, as applicable.

(e) In furtherance of the foregoing covenants:

(i) Each Party shall prepare, as soon as is practicable following the execution of this Agreement, all necessary filings applicable to such Party in connection with the transactions contemplated by this Agreement that may be required under any Laws. Each Party shall promptly furnish the other Party with copies of any notices, correspondence or other written communication received by it from the relevant Governmental Authority, shall promptly make any appropriate or necessary subsequent or supplemental filings required of it, and shall cooperate in the preparation of the filings as is reasonably necessary and appropriate.

(ii) No Party may take any action that could reasonably be expected to adversely affect the approval of any Governmental Authority of any of the filings referred to in this Section 5.1.

V.2. Access of Buyer. During the Interim Period, Seller shall provide Buyer with reasonable access, upon reasonable notice and during normal business hours, to the Premises, subject to the Marijuana Code.

V.3. Certain Restrictions. During the Interim Period, except as permitted or required by the other terms of this Agreement, or consented to in writing by Buyer, which consent will not be unreasonably withheld, conditioned or delayed, Seller may not take any action to amend its Charter Documents or take or approve the taking by Seller of any of the following actions:

(a) issuance or transfer of any ownership interests in Seller;

(b) dissolution of Seller;

(c) incurrence any debt or liability outside the ordinary course of business;

(d) grant or creation of any Lien or encumbrance on any Asset;

(e) sale of all or any portion of the Assets or any interest therein; or

(f) entering into or termination of material Contracts of any kind outside the ordinary course of business.

V.4. Updating. From time to time prior to the Closing, Seller may, at its option, supplement or amend and deliver updates to Buyer as necessary to complete or correct any information in Seller's Representations and Warranties; provided that any such supplement, amendment or update may only be made as to circumstances occurring after the date hereof.

V.5. Due Diligence. Seller shall provide, and Seller shall cause the Company to provide, Buyer with copies of, or access to, those documents and records of Seller as listed in Exhibit F hereto, made a part hereof, as the same may be updated by Buyer from time to time (the "Due Diligence").

5.6 Non-Compete. Except as permitted hereby, Seller shall immediately cease all Business operations upon Closing. Further, Seller and its principals understand and agree that until the second anniversary of the Closing Date, Seller and its principals shall not, directly or indirectly, including, without limitation, through any existing or future Affiliate of Seller, engage in, carry on, own, manage, provide services in connection with, or otherwise assist with or be interested economically in a Competitive Business within the Territory, including by (i) accepting employment by or agreeing to provide advisory services to any Person, or having an economic interest in any entity, that engages in a Competitive Business, (ii) soliciting, or assisting in the solicitation of, any Person who was a customer, client or employee of Seller prior to Closing or knowingly encourage any such Person to cease doing business in whole or in part with Buyer or any of its Affiliates, (iii) making preparations to engage in any Competitive Business or to form a Competitive Business, including but not limited to any research or development efforts aimed at ultimately benefiting a Competitive Business, or (iv) serving as a director, officer, employee, consultant, partner, member, agent, lender, guarantor, shareholder, or representative of a Competitive Business. Seller acknowledges that enforcement of the foregoing restrictions will not deprive it or any of its Affiliates of the ability to earn a reasonable living and engage in a position using its experience and expertise, and that the consideration related hereto represents full and fair compensation for Seller's undertakings hereunder. Notwithstanding the foregoing, Seller may provide consulting services to various clients, as listed in EXHIBIT X, in California only, but only for the purpose of assisting such clients establish their respective research and development testing facilities in California. In addition, Seller may provide its hemp extraction clients with testing services relating to quality control only (potency and solvents); provided no state mandated testing services are provided.

5.7 Cancellation of Licenses. Seller agrees that within fifteen (15) days from Closing, Seller shall surrender, cancel, terminate, or return, as appropriate, the Licenses to the proper Governmental Authority so that it shall no longer have the authority from the City or State of Oregon to operate the Business.

5.8 Non-Solicitation. The Parties acknowledge that following Closing, Buyer intends to negotiate with certain of Seller's employees to provide services to Buyer. From the date hereof until the second (2nd) anniversary from Closing, the Seller and its principals shall not, directly or indirectly, either on its own account or for any entity or person, hire or solicit any existing or former employee and/or service provider and/or manpower contractor employee of the Seller or Buyer or of any existing or future Affiliate thereof to leave or turn down his/her employment or engagement, as applicable, and shall not knowingly induce or knowingly attempt to induce any such employee and/or service provider and/or manpower contractor employee to terminate or

breach his or her employment or engagement agreement with the Buyer or any existing or future Affiliate of the Buyer. The foregoing shall not apply to any person not engaged by Buyer within three months from the date of this Agreement or to any person whose engagement with Buyer has been terminated.

5.9 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at a Party's request and without further consideration, a Party shall execute and deliver to the Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as the Party may reasonably request in order to consummate the transactions contemplated by this Agreement.

ARTICLE VI
BUYER'S CONDITIONS TO CLOSING

The obligation of Buyer to consummate the Closing is subject to the fulfillment of each of the following conditions (except to the extent waived in writing by Buyer in its sole discretion):

VI.1. Representations and Warranties. (a) Seller's Representations and Warranties will be true and correct on and as of the Closing as though made on and as of the Closing (other than those representations and warranties that speak to an earlier date); and (b) in the case of Seller's Representations and Warranties that speak as to an earlier date, such representations and warranties will be true and correct as of the earlier date.

VI.2. Performance. Seller will have performed and complied in all material respects with the agreements, covenants, and obligations required by this Agreement to be performed or complied with by Seller at or before the Closing.

VI.3. Seller's Deliverables. Seller will have delivered to Buyer the Seller Deliverables.

VI.4. Orders and Laws. There shall be no Law or order (except for any such order issued in connection with a Proceeding instituted by Buyer or its Affiliates) restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement or the operation of the Business.

VI.5. Consents and Approvals. All approvals, terminations or expirations of waiting periods imposed by any Governmental Authority with respect to this Agreement have occurred. The landlord for the Premises shall have approved the assignment of the lease for the Premises to Buyer and all approvals for the assignment of Contracts, as needed, shall have been obtained.

VI.6. No Material Adverse Effect. No Material Adverse Effect has occurred.

VI.7. Purchase of Premises. Buyer or its designated assign will have purchased the real property where the Premises is located concurrently with or before the Closing.

6.9 Due Diligence. Seller shall have delivered, and Buyer shall be satisfied with, the Due Diligence.

ARTICLE VII
SELLER'S CONDITIONS TO CLOSING

The obligation of Seller to consummate the Closing is subject to the fulfillment of each of the following conditions (except to the extent waived in writing by Seller in its sole discretion):

VII.1. Representations and Warranties. (a) Buyer's Representations and Warranties will be true and correct on and as of the Closing as though made on and as of the Closing (other than those representations and warranties that speak to an earlier date); and (b) in the case of Buyer's Representations and Warranties that speak as to an earlier date, such representations and warranties will be true and correct as of the earlier date.

VII.2. Performance. Buyer will have performed and complied in all material respects with the agreements, covenants, and obligations required by this Agreement to be performed or complied with by Buyer at or before the Closing

VII.3. Buyer's Deliverables. Buyer will have delivered to Seller the Buyer Deliverables.

VII.4. Orders and Laws. There is no Law or order (except for any such order issued in connection with a Proceeding instituted by Seller, or its Affiliates) restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement or the operation of the Business.

VII.5. Consents and Approvals. All terminations or expirations of waiting periods imposed by any Governmental Authority with respect to this Agreement have occurred.

ARTICLE VIII
TERMINATION

VIII.1. Termination. This Agreement may be terminated as follows:

(a) at any time before the Closing, by Seller or Buyer, by written notice to the other, in the event that any Law or final order restrains, enjoins or otherwise prohibits or makes illegal the sale of the Assets pursuant to this Agreement;

(b) at any time before the Closing, by Seller, by written notice to Buyer, if Buyer has materially breached its representations or obligations under this Agreement and the breach would or does result in the failure of any condition set forth in Article VII;

(c) at any time before the Closing, by Buyer, by written notice to Seller, if Seller has materially breached its representations or obligations under this Agreement and the breach would or does result in the failure of any condition set forth in Article VI;

(d) by Seller or Buyer, by written notice to the other, if the Closing has not occurred on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 8.1(d) will not be available to any Party that has intentionally breached any of its obligations under this Agreement and the intentional breach has been the cause of, or resulted in, the failure of the satisfaction of a condition to the Closing to occur on or before the Termination Date; or

(e) by Buyer, by written notice to Seller, within ten Business Days after receiving Due Diligence or supplemental disclosures from Seller pursuant to Section 5.4 if the supplemental disclosures relate to matters that have resulted in, or are reasonably expected to result in, a Material Adverse Effect.

8.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 8.1, there will be no liability or obligation hereunder on the part of Seller or any of its Affiliates or Buyer or any of its Affiliates, except as provided herein, provided, however, that Sections 8.2 and Article X will survive any such termination.

ARTICLE IX
INDEMNIFICATION, LIMITATIONS ON LIABILITY AND ARBITRATION

IX.1. Indemnity. From and after the Closing:

(a) Seller shall indemnify, defend and hold harmless Buyer from and against all losses incurred or suffered by Buyer resulting from:

(i) any breach as of the Closing (as though made on and as of the Closing except to the extent a representation and warranty is expressly made as of an earlier date, in which case only as of the earlier date) of Seller's Representations and Warranties;

(ii) any breach of any covenant or agreement of Seller contained in this Agreement; or

(iii) Any liability or obligation of the Seller arising out of or in connection with the ownership, use, condition, maintenance, or operation of the Seller's Business or the Assets by the Seller on or before the Closing.

(b) Buyer shall indemnify, defend and hold Seller harmless from and against all losses incurred or suffered by Seller resulting from:

(i) any breach as of the Closing (as made on and as of the Closing date except to the extent a representation and warranty is expressly made as of an

earlier date, in which case only as of the earlier date) of Buyer's Representations and Warranties; and

(ii) any breach of any covenant or agreement of Buyer contained in this Agreement.

IX.2. Limitations of Liability. Notwithstanding anything in this Agreement to the contrary:

(a) Seller's Representations and Warranties and Buyer's Representations and Warranties will survive the Closing; provided, however, that no claim may be made with respect to any representation or warranty listed in Section 9.1(a)(i) or (b)(i) that a Party breaches later than four (4) years following the Closing.

(b) Buyer must give written notice to Seller within a reasonable period of time after becoming aware of any breach by Seller of any representation, warranty, covenant, agreement or obligation in this Agreement, but in any event no later than ninety (90) days after becoming aware of such breach.

(c) Seller must give written notice to Buyer within a reasonable period of time after becoming aware of any breach by Buyer of any representation, warranty, covenant, agreement or obligation in this Agreement, but in any event no later than ninety (90) days after becoming aware of such breach.

(d) The Parties have a duty to mitigate any loss in connection with this Agreement.

(e) Buyer's liability with respect to Section 9.1 is limited to losses incurred or suffered by Seller in an amount no more than the Purchase Price.

IX.3. Procedure with Respect to Third-Party Claims.

(a) If a Party becomes subject to a pending or threatened Claim of a third party and such Party (the "Claiming Party") believes it has a Claim against the other Party (the "Responding Party") as a result, then the Claiming Party shall notify the Responding Party in writing of the basis for the Claim setting forth the nature of the Claim in reasonable detail. The failure of the Claiming Party to so notify the Responding Party will not relieve the Responding Party of liability hereunder except to the extent that the defense of the Claim is prejudiced by the failure to give the notice.

(b) If any Proceeding is brought by a third party against a Claiming Party and the Claiming Party gives notice to the Responding Party pursuant to Section 9.3(a), the Responding Party will be entitled to participate in the Proceeding and, to the extent that it wishes, to assume the defense of the Proceeding, if (i) the Responding Party provides written notice to the Claiming Party that the Responding Party intends to undertake the defense, (ii) the Responding Party conducts the defense of the third-party Claim actively and diligently with counsel reasonably satisfactory to the Claiming Party, and (iii) the Responding Party is a party to the Proceeding, the Responding Party or the Claiming

Party has not determined in good faith that joint representation would be inappropriate because of a conflict in interest. The Claiming Party may, in its sole discretion, select and employ separate counsel (who may be selected by the Claiming Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of the counsel shall be paid by the Claiming Party. The Claiming Party shall fully cooperate with the Responding Party and its counsel in the defense or compromise of the Claim. If the Responding Party assumes the defense of a Proceeding, no compromise or settlement of the Claim may be effected by the Responding Party without the Claiming Party's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other Claims that may be made against the Claiming Party, and (B) the sole relief provided is monetary damages that are paid in full by the Responding Party.

(c) If notice is given to the Responding Party of the commencement of any third-party legal Proceeding and the Responding Party does not, within 14 days after the Claiming Party's notice is given pursuant to Section 9.3(a), give notice to the Claiming Party of its election to assume the defense of the Proceeding, any of the conditions set forth in clauses (i) through (iii) of Section 9.3(b) above become unsatisfied or a Claiming Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification from the Responding Party under this Agreement, then the Claiming Party may (upon notice to the Responding Party) undertake the defense, compromise or settlement of the Claim; provided, however, that the Responding Party shall reimburse the Claiming Party for the costs of defending against the third-party Claim (including reasonable attorneys' fees and expenses) and will remain otherwise responsible for any liability with respect to amounts arising from or related to the third-party Claim, in both cases to the extent it is ultimately determined that the Responding Party is liable with respect to the third-party Claim for a breach under this Agreement. The Responding Party may elect to participate in the Proceedings, negotiations or defense at any time at its own expense.

ARTICLE X
MISCELLANEOUS

X.1. Expenses and Fees. Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party shall pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

X.2. Confidentiality and Publicity. This Agreement is confidential and may not be disclosed to any third party (other than the Parties' Affiliates, attorneys, accountants, auditors, Governmental Authorities, or other advisors) except as required for Tax purposes, or as required by Law. Any Party receiving a request for this Agreement shall promptly notify the other Party to afford it the opportunity to object or seek a protective order regarding this Agreement or information contained herein. None of the Parties may issue any press release or public announcement of any of the transactions contemplated by this Agreement except as may be agreed to in writing by the Parties.

X.3. Notices. Any notice, request, demand, Claim, or other communication hereunder will be in writing and will be deemed delivered: (a) three business days after it is sent by U.S. mail, certified mail, return receipt requested, postage prepaid; or (b) one business day after it is sent via a reputable nationwide overnight courier, in each of the foregoing cases to the intended recipient as set forth below:

If to Seller:	MRX Labs, LLC Attn: Jonah Barber 14775 SW 74th Avenue Tigard, Oregon 97224-7995
With a Copy to:	John C. Lucy IV, Esq. 707 S.W. Washington Street Suite 1410 Portland, Oregon 97205 Phone: 503-227-6000 E-mail: JohnLucyIV@gmail.com
If to Buyer:	Greenhaus Analytical Labs, LLC Attn: William Waldrop, CEO 62930 O.B. Riley Rd. Bend, OR 97703
With a Copy to:	McAllister Garfield, P.C. Attn: Daniel Garfield, Esq. 501 S. Cherry Street, Suite 480 Denver, Colorado 80246 Phone: 720-722-0048 E-mail: dgarfield@mcallistergarfield.com
With a Copy to:	Austin Legal Group, APC Attn: Arden Anderson, Esq. 3990 Old Town Ave, Suite A-112 San Diego, CA 92110 E-mail: arden@austinlegalgroup.com

Notwithstanding the foregoing, a Party may give any notice, request, demand, Claim, or other communication hereunder by personal delivery, electronically, or fax, but no such notice, request, demand, Claim, or other communication will be deemed to have been duly given unless and until it is actually received by the Party for whom it is intended. Buyer does not permit and shall not accept electronic or facsimile delivery of any notice of breach of this Agreement by Buyer. Any Party may change the address to which notices, requests, demands, Claims, and other communications hereunder are to be delivered by giving notice to the other Parties in the manner herein set forth.

X.4. Entire Agreement; Amendment. This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof

and contains the sole and entire agreement between the Parties with respect to the subject matter hereof. The Parties may amend any provision of this Agreement only by a written instrument signed by all Parties.

X.5. No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

X.6. Advice of Counsel. Each Party has had the opportunity to seek the advice of independent legal counsel and has read and understood each of the terms and provisions of this Agreement.

X.7. Counterparts/Electronic or Fax Signatures. This Agreement may be executed in counterparts, each of which will be an original and all of which, when taken together, will constitute one instrument notwithstanding that all parties have not executed the same counterpart. Signatures that are transmitted electronically or by fax will be effective as originals.

X.8. Governing Law; Illegality. This Agreement is governed by and construed and enforced in accordance with the laws of the State of Oregon, without giving effect to any conflict or choice of law provision that would result in imposition of another state's law. THE PARTIES ACKNOWLEDGE THAT (A) OREGON HAS PASSED AMENDMENTS TO THE OREGON CONSTITUTION AND ENACTED CERTAIN LEGISLATION TO GOVERN THE MARIJUANA INDUSTRY AND (B) THE POSSESSION, SALE, MANUFACTURE, AND CULTIVATION OF MARIJUANA IS ILLEGAL UNDER FEDERAL LAW. THE PARTIES WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

X.9. Waiver of Right to Trial by Jury. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND WITH RESPECT TO ANY COUNTERCLAIM THEREIN.

X.10. Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving the term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law, are cumulative and not alternative.

X.11. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not modify, define, or limit any of its terms or provisions.

X.12. Succession and Assignment. This Agreement is binding upon and will inure to the benefit of the Parties and their successors and assigns. This Agreement may not be assigned by operation of law or otherwise without the written consent of the Parties, except that Buyer may assign this Agreement to any acquisition entity that Buyer controls and qualifies under Oregon law for licensure at any time during the term of this Agreement or at the Closing.

X.13. Invalid Provisions; Severability. If a dispute between the Parties arises out of this Agreement or the subject matter of this Agreement, the Parties would want a court or arbitrator to interpret this Agreement as follows:

(a) With respect to any provision held to be unenforceable, by modifying that provision to the minimum extent necessary to make it enforceable or, if that modification is not permitted by law or public policy, by disregarding the provision;

(b) if an unenforceable provision is modified or disregarded in accordance with this Section 10.14, by holding the rest of the Agreement will remain in effect as written;

(c) by holding that any unenforceable provision will remain as written in any circumstances other than those in which the provision is held to be unenforceable; and

(d) if modifying or disregarding the unenforceable provision would result in a failure of an essential purpose of this Agreement, by holding the entire Agreement unenforceable.

Upon the determination that any term or other provision of this agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

X.14. Fees and Costs. If a Party brings an action to enforce the provisions of this Agreement, the prevailing Party will be entitled to recover its reasonable attorneys' fees and expenses incurred in such action from the non-prevailing Party.

X.15. Specific Performance. The rights of Buyer to consummate the transactions contemplated hereby (including the satisfaction of any condition to the Closing) are special, unique and of extraordinary character, and if Seller violates or fails or refuses to perform any covenant or agreement made by it herein, Buyer may be without an adequate remedy at law. If Seller violates or fails or refuses to perform any covenant or agreement made by it herein, Buyer may (at any time prior to the Closing), subject to the terms hereof, institute and prosecute an action to enforce specific performance of the covenant or agreement or seek any other equitable relief. The Parties irrevocably submit to the exclusive jurisdiction of the state courts located in Multnomah County, Portland, Oregon, with respect to this Section 10.15. The Parties irrevocably waive defense of an inconvenient forum to the maintenance of any such action or other proceeding with respect to this Section 10.15.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement by their duly authorized signatures on the day and year first written above.

MRX LABS, LLC

By: [signature]
Name: Jonah Barber
Its: President/Member

GREENHAUS ANALYTICAL LABS, LLC

By: [signature]
Name: William M Waldrop
Its: Authorized Manager

EXHIBIT A

ASSETS

Analytical Instruments	Brand/Model	Serial #'s	Quantity
Balance - 1	Unibloc AUW12	D449125180	1
Balance - 2	Unibloc AUX120	D449425655	1
Balance – 3	Sartorius 1S	33402230	1
Balance - 4	Sartorius 1S	33704100	1
Moisture Balance 1	Unibloc MOC63u	D209403344	1
Hotblock	USA Scientific	Asbsh12113	1
Digital Clock	Ivation LED	122014	1
HPLC -1	Shimadzu LC2010	C21245207392	1
HPLC-2	Shimadzu LC2010	C21245207406	1
HPLC-3	Shimadzu LC2010	C21245207405	1
HPLC-4	Shimadzu Prominence-i LC-2030	L21435200117AE	1
GCMS -1	Shimadzu GCMSQP2010	20525150115	1
GCMS -2	Shimadzu GCMSQP2010 with HS20	20715300344	1
GCMS – 3	Shimadzu QP-2010 PTV inlet	O20525250147US	1
LCMS-3Q -1	Shimadzu Nexera2 UPLC /LCMS8060	01110530000093AE	1
UV Lamp	UVP	95-0007-05	1
PCR Lyser	Roche MagNA	75005209 41599373	1
PCR Cycler	Roche LightCycler 96	11363	1
PCR DNA Isolator	Roche MagnaPure	MPCC1552	1
Drying Oven	QL 20E	G2E00266	1
Incubator 1	Boekel 132000M	141259444	1
Incubator 2	Thermo Scientific	IMC40476804	1
Dessicator	Secador	10317	1
Autoclave	Tuttnauer EZ9P	14030550	1
Centrifuge 1	Restek Q-Sep	540514-28	1
Centrifuge 2	Thermo Espresso	CN07142147	1
Water Activity Meter	AquaLab TDL	TDL140130	1
Centrifuge 3	Restek Q-Sep	17054AB566	1
Rapid Vap	Labconco	61264860	1
Rapid Vap	Labconco	021098490F	1

System Controller	Shimadzu CBM-20A	L20235356331	1
Preparative Pump	Shimadzu LC-20AP	L20545150167	1
Degasser	Shimadzu DG4-20A5R	L20305353142	1
Solvent Tray	Shimadzu	L20305353179	1
Preparative Pump	Shimadzu LC-20AP	L20545150153	1
Photodiode Array Detector	Shimadzu SPD-M30A	L20775350107	1
Solvent Delivery Unit	Shimadzu LC-30AD	L20555352250	1
Solvent Delivery Unit	Shimadzu LC-30AD	L20555352251	1
Autosampler	Shimadzu SIL-30AC	L20565450672	1

ALL ASSETS LISTED WITHIN ARE AVAILABLE FOR AND SUBJECT TO UCC LIEN BY SELLER UNTIL COMPLETION OF ALL PAYMENTS ON PROMISSORY NOTE IN EXHIBIT B

EXHIBIT B

NOTE

PROMISSORY NOTE

PROMISSORY NOTE FOR APA of MRX LABS LLC

$750,000

FOR VALUE RECEIVED, GREENHAUS ANALYTICAL LABS LLC ("Maker") promises to pay to Jonah Barber and Paul Tomaso, (the "Payees"), located at 14775 SW 74th Avenue Tigard, Oregon 97224 or at such other places ______________________ as Payees may designate from time to time in writing, the principal sum of **$750,000**

Interest shall accrue on the unpaid principal balance **at Eight Percent (8%)** until the principal is paid in full.

Payments of principal and interest shall be made as provided below in the paragraph entitled "PAYMENT OF PRINCIPAL INTEREST."

PAYMENT OF PRINCIPAL & INTEREST

Commencing on the date SIX (6) months following the date of this Promissory Note, Maker shall pay to Payee ONE SINGLE BALLOON PAYMENT OF $750,000 AT 8% INTEREST.

In the event any payment is not received by Payee within ten (10) days following its due date, a late charge equal to five percent (5%) of the payment shall be due from Maker to Payee in addition to the installment that is otherwise due. Maker acknowledges that this late charge is intended to reimburse Payee for administrative expenses incurred by Payee due to Maker's failure to make timely payments.

PREPAYMENT PRIVILEGE

Principal and/or interest may be prepaid in whole or in part at any time without penalty.

ACCELERATION

In the event that Maker shall default in the payment of interest or principal when due, and if such default shall continue for thirty (30) days following written notice from Payee to Maker, the whole sum of the principal balance and all accrued interest thereon shall become immediately due and payable at the option of Payee upon notice to Maker.

MISCELLANEOUS

Principal and interest are payable in lawful money of the United States. If Payee institutes a judicial action to collect on this Promissory Note, Maker promises to pay reasonable attorneys' fees awarded by the court. Time is of the essence in the performance by Maker of Maker's obligations under this Promissory Note.

MAKER:

Greenhaus Analytical Labs, LLC

BY: ____________________

DATE: 6/27/2018

Greenhaus Analytical Labs, LLC

William Waldrop, Manager

BY: ____________________

DATE: 6/27/2018

PAYEE: Jonah Barber

BY: ____________________

DATE: 6/27/18

PAYEE: Paul Tomaso

BY: ____________________

DATE: June 27 2018

EXHIBIT C

SELLER'S CLOSING CERTIFICATE

_______________, 2018

This Closing Certificate is delivered with respect to that certain Asset Purchase Agreement dated April __, 2018 (the "APA") by and between MRX Labs, LLC ("Seller"), on the one hand and Greenhaus Analytical Labs, LLC, on the other hand. Capitalized terms used in this certificate that are defined in the APA have the respective meanings ascribed to them in the APA unless otherwise defined herein.

Seller hereby certifies as follows:

1. Seller's Representations and Warranties are true and correct on and as of the Closing as though made on and as of the Closing.

2. Seller has performed and complied in all material respects with the agreements, covenants, and obligations required by the APA to be performed or complied with by Sellers at or before the Closing.

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of the date first written above.

MRX LABS, LLC

By: ______________________
Name: ____________________
Its: ______________________

EXHIBIT D

BUYER'S CLOSING CERTIFICATE

__________ _______, 2018

This Closing Certificate is delivered with respect to that certain Membership Interest Purchase Agreement dated April __, 2018 (the "APA") by and between MRX Labs, LLC, on the one hand, and Greenhaus Analytical Labs, LLC ("Buyer"), on the other hand. Capitalized terms used in this certificate that are defined in the APA have the respective meanings ascribed to them in the APA unless otherwise defined herein.

Buyer hereby certifies as follows:

1. Buyer's Representations and Warranties are true and correct on and as of the Closing as though made on and as of the Closing.

2. Buyer has performed and complied in all material respects with the agreements, covenants, and obligations required by the APA to be performed or complied with by Sellers at or before the Closing.

IN WITNESS WHEREOF, the undersigned have executed this Closing Certificate as of the date first written above.

GREENHAUS ANALYTICAL LABS, LLC

By: ____________________
Name: __________________
Its: ____________________

EXHIBIT E

BILL OF SALE

THIS BILL OF SALE (this "Bill of Sale") is executed on ________, 2018, by MRX Labs, LLC, an Oregon limited liability company ("Seller") for the benefit of Greenhaus Analytical Labs, LLC, an Oregon limited liability company ("Buyer").

Recitals

A. Seller and Buyer entered into that certain Asset Purchase Agreement dated June 15, 2018 (the "APA"), whereby Buyer agreed to purchase the Assets from Seller; and

B. Capitalized terms not defined herein have the respective meanings ascribed to them in the APA.

Terms

1. Sale of Assets. In accordance with the terms and conditions of the APA, Seller hereby sells, transfers, conveys, assigns and delivers unto Buyer all of the Assets, free and clear of all Liens.

2. Title. Seller has good and marketable title to the Assets, free and clear of all Liens, and Buyer hereby receives such good and marketable title thereto.

3. Warranty. Seller shall warrant and defend the sale, transfer, conveyance, assignment and conveyance of the Assets hereunder against each and every person or persons claiming against any or all of the same.

4. Further Assurances. Seller shall take all steps necessary to put Buyer in actual possession and operating control of the Assets, to carry out the intent of the APA and this Bill of Sale, and to more effectively sell, transfer, convey, assign and reduce to possession and record to title any of the Assets, including by executing and delivering, or causing to be executed and delivered, such further instruments or documents of transfer, assignment and conveyance, or by taking such other actions as may be requested by Buyer.

5. Independent Covenants. This Bill of Sale is subject in all respects to the terms and conditions of the APA. Nothing contained in this Bill of Sale will be deemed to diminish any of the obligations, agreements, covenants, representations, or warranties of Seller set forth in the APA.

IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by the duly authorized representative of each Party as of the date first above written.

MRX LABS, LLC

By: [redacted]
Name: ______________________
Its: ______________________

EXHIBIT D

DUE DILIGENCE

EXHIBIT X

Net Zero Extraction Services/ZCS Farms/The Hand Picked Company

(Owners, Investors and Management)

420 Central (Owners, Investors and Management)

Bob Selan (Owners, Investors and Management - Company Name to be Determined)

Or

Francis Key Project (Owners, Investors and Management